Exhibit 99.1

MASSBANK CORP.	January 19, 2005
Reading, MA

FOR IMMEDIATE RELEASE

MASSBANK CORP. ANNOUNCES INCREASE IN QUARTERLY CASH DIVIDEND

AND NEW STOCK REPURCHASE PROGRAM

MASSBANK Corp. (NASDAQ – MASB), the Holding Company for MASSBANK, announced today that its Board of Directors has authorized an increase in the Company’s quarterly cash dividend to stockholders, from $0.25 to $0.26 per common share. The increase will raise the annualized dividend from $1.00 to $1.04 per share. This, the Company’s seventy-fourth consecutive dividend, will be payable on February 18, 2005 to stockholders of record at the close of business on February 3, 2005.

The Company also announced today that its Board of Directors has extended, for another year, the stock repurchase program which it authorized in January of last year. Additionally, the Board approved an increase of 100,000 in the number of shares of the Company’s common stock authorized for repurchase in the current program, bringing the total shares available for repurchase to 126,177 during the next twelve months.

For further information contact Reginald E. Cormier, Senior Vice President, Treasurer and CFO at (781) 942-8192.